Exhibit 99.1

News

Contacts:
News Media:
Robert Grupp
610-738-6402
rgrupp@cephalon.com

Investors:
Chip Merritt
610-738-6376
cmerritt@cephalon.com

For Immediate Release

Cephalon Receives Subpoena from U.S. Attorney’s Office

West Chester, PA – September 7, 2004 – Cephalon, Inc., (Nasdaq: CEPH) today announced that it has received a subpoena from the United States Attorney’s Office in Philadelphia requesting documents from 1998 to the present regarding the sales and promotional practices relating to the company’s products.  The company intends to cooperate with this request.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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SOURCE:  Cephalon, Inc. • 145 Brandywine Parkway • West Chester, PA  19380-4245 • (610) 344-0200 • Fax (610) 344-0065